As filed with the Securities and Exchange Commission on May 17, 2004.

                                                           Registration No. 333-

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  -----------

                         DYNAMIC MATERIALS CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE
(State or other jurisdiction of                         840608431
incorporation or organization)           (I.R.S. Employer Identification Number)

                                 5405 SPINE ROAD
                             BOULDER, COLORADO 80301
                            (303) 665-5700 (Address,
                    including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                          DYNAMIC MATERIALS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                                   -----------

                                 With copies to:

      RICHARD A. SANTA                         Pierre F. de Ravel d'Esclapon
       VICE PRESIDENT                     LEBOEUF, LAMB, GREENE & MacRAE, L.L.P.
 AND CHIEF FINANCIAL OFFICER                       125 WEST 55TH STREET
DYNAMIC MATERIALS CORPORATION                       NEW YORK, NY 10019
       5405 SPINE ROAD                                (212) 424-8000
   BOULDER, COLORADO 80301
       (303) 665-5700

                                   -----------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------- ----------------- ---------------- ----------------- ----------------
                                                                          Proposed          Proposed
                                                                           Maximum          Maximum          Amount of
                                                       Amount to be    Offering Price      Aggregate       Registration
Title of Each Class of Securities to be Registered    Registered (1)    Per Share (2)    Offering Price         Fee
---------------------------------------------------- ----------------- ---------------- ----------------- ----------------
Common Stock, par value $0.05 per share.............       50,000           $3.00           $150,000          $19.01
---------------------------------------------------- ----------------- ---------------- ----------------- ----------------

1. Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become issuable under the Employee Stock Purchase Plan as a result of antidilution provisions or with respect to stock splits, stock dividends or similar transactions which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

2. The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of the Registrant's common stock on the Nasdaq Stock Market on May 12, 2004.

                                EXPLANATORY NOTE

     This Registration Statement registers 50,000 shares of the common stock (the "Common Stock"), par value $0.05 per share, of Dynamic Materials Corporation (the "Company") issuable under the Company's Employee Stock Purchase Plan (the "Plan"). The remaining 175,000 shares have been previously registered by Registration Statements on Form S-8, No. 333-58033 and No. 333-54166, which registration statements are hereby incorporated by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for by Part I of Form S-8 will be delivered to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement and such other documents required to be delivered to employees pursuant to Rule 428(b). Requests for such information should be directed to Corporate Secretary, Dynamic Materials Corporation, 5405 Spine Road, Boulder, Colorado 80301, (303) 665-5700.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference

     We incorporate by reference in this registration statement the following documents we have filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended:

     1. Our Annual Report on Form 10-K for the year ended December 31, 2003, filed March 22, 2004 (SEC File No. 001-14715);

     2. Our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2004, filed May 14, 2004 (SEC File No. 001-14715);

     3. Our Current Report on Form 8-K, filed April 6, 2004 (SEC File No. 001-14715); and

     4. Our Registration Statement on Form 8-A, filed January 21, 1999 (SEC File No. 001-14715).

     All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information we furnish, rather than file, with the Securities and Exchange Commission pursuant to certain items of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     Item 8.   Exhibits.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit
Number     Description of Exhibit
-------    ---------------------------------------------------------------------
  4.1 Certificate of Incorporation of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q/A for
           the quarter ended March 31, 2004).
  4.2      Bylaws of the Company (incorporated by reference to the
           Company's Quarterly Report on Form 10-Q/A for the quarter ended
           March 31, 2004).
  4.3 Form of Certificate representing shares of Common Stock of the Company (incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30,
           1997).
  4.4 Dynamic Materials Corporation Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Company's definitive proxy statement filed September 16, 2003, relating to the Company's 2003 annual meeting of stockholders).
  5.1      Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
 23.1      Consent of Ernst & Young LLP.
 23.2      Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in
           Exhibit 5.1).
--------------------------------------------------------------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on the 17th day of May, 2004.

                              DYNAMIC MATERIALS CORPORATION

                              By:      /s/ Yvon Cariou
                                       ---------------------------------------
                                       Yvon Cariou
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

     The undersigned do hereby constitute and appoint Yvon Cariou and Richard A. Santa, or either of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of May, 2004.

SIGNATURE                              TITLE

   /S/ YVON CARIOU                President and Chief Executive Officer
YVON CARIOU                       (Principal Executive Officer)

   /S/ RICHARD A SANTA            Vice President, Chief Financial Officer and
RICHARD A. SANTA                  Secretary
                                  (Principal Financial and Accounting Officer)

   /S/ JOHN G BANKER              Vice President, Marketing & Sales, Clad Metal
JOHN G. BANKER                    Division
                                  (Executive Officer)

   /S/ BERNARD FONTANA            Chairman and Director
BERNARD FONTANA

   /S/ DEAN K. ALLEN              Director
DEAN K. ALLEN

   /S/ BERNARD HUEBER             Director
BERNARD HUEBER

   /S/ JACQUES LOPPION            Director
JACQUES LOPPION

   /S/ GEORGE W. MORGENTHALER     Director
GEORGE W. MORGENTHALER

   /S/ GERARD MUNERA              Director
GERARD MUNERA

   /S/ FRANCOIS SCHWARTZ          Director
FRANCOIS SCHWARTZ

                                INDEX TO EXHIBITS

Exhibit
Number     Description of Exhibit
-------    ---------------------------------------------------------------------
  4.1 Certificate of Incorporation of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q/A for
           the quarter ended March 31, 2004).
  4.2      Bylaws of the Company (incorporated by reference to the
           Company's Quarterly Report on Form 10-Q/A for the quarter ended
           March 31, 2004).
  4.3 Form of Certificate representing shares of Common Stock of the Company (incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30,
           1997).
  4.4 Dynamic Materials Corporation Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Company's definitive proxy statement filed September 16, 2003, relating to the Company's 2003 annual meeting of stockholders).
  5.1      Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
 23.1      Consent of Ernst & Young LLP.
 23.2      Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in
           Exhibit 5.1).
--------------------------------------------------------------------------------